EXHIBIT 99.1

Contact:	Stephen Farber
Executive Vice President, Chief Financial Officer
(502) 596-2525

KINDRED HEALTHCARE ANNOUNCES THIRD QUARTER 2014 RESULTS

Core Diluted EPS from Continuing Operations of $0.11(1) Including Impact of New Share Count

Solid Year Continues with 6% Growth in Consolidated Revenues and 7% Growth in Core Operating Income

GAAP EPS from Continuing Operations Totaled $0.03 After Charges of $0.08 per Diluted Share Related

Primarily to Transaction, Customer Bankruptcy, Severance and Restructuring Costs

Reaffirms and Narrows 2014 Earnings Guidance; Reaffirms Free Cash Flows Guidance

LOUISVILLE, Ky. (November 5, 2014) – Kindred Healthcare, Inc. (“Kindred” or the “Company”) (NYSE:KND) today announced its operating results for the third quarter ended September 30, 2014.

All financial and statistical information included in this press release reflects the continuing operations of the Company’s businesses for all periods presented unless otherwise indicated.

Third Quarter Highlights:

•	Consolidated revenues increased 6% and core operating income increased 7% from the same period last year primarily resulting from improved hospital volumes, strong performance in the Care Management division’s Kindred at Home operations, growth from acquisitions and solid cost controls throughout the Company

•	Hospital division reported strong results with 3% same-facility admissions growth and less than 1% growth in core operating costs per patient day

•	RehabCare division continues to deliver strong results including core operating income growth of 9% and margin improvement to 11.7% from 11.0% compared to the same period a year ago

•	Care Management division, including Kindred at Home, delivered 60% revenue growth and core operating income tripled compared to the same period last year

•	Nursing Center division core operating income increased 16.1% primarily due to growth in revenues and its operating margins were significantly improved due to ongoing repositioning and cost control initiatives

•	Strong sequential cash flows with core operating cash flows of $95 million and core free cash flows of $72 million

•	Board of Directors declared regular quarterly cash dividend of $0.12 per share payable on December 9, 2014

(1)	See reconciliation of core results to GAAP results on page 20.

-MORE-

680 South Fourth Street Louisville, Kentucky 40202

502.596.7300 www.kindredhealthcare.com

Kindred Healthcare Announces Third Quarter Results

November 5, 2014

Third Quarter Results

Continuing Operations

Consolidated revenues for the third quarter ended September 30, 2014 increased 6% to $1.24 billion compared to $1.18 billion during the same period of 2013, primarily due to improved hospital volumes, strong performance in the Care Management division’s operations, growth from acquisitions and solid cost controls throughout the Company. Kindred reported income from continuing operations for the third quarter of 2014 of $1.7 million or $0.03 per diluted share compared to a loss from continuing operations of $16.6 million or $0.31 per diluted share in the third quarter of 2013. Third quarter 2014 operating results included pretax charges of $7.7 million ($5.3 million net of income taxes) or $0.08 per diluted share related to transaction, customer bankruptcy, severance and restructuring costs. Operating results for the third quarter of 2013 included pretax charges of $32.9 million ($23.2 million net of income taxes) or $0.44 per diluted share related to litigation costs, costs associated with the closure of a hospital and a home health location, costs associated with certain severance and retirement benefits, charges associated with the modification of certain of the Company’s senior debt, and transaction costs.

Management Commentary

Paul J. Diaz, Chief Executive Officer of the Company, commented, “We are very pleased with our operating and financial results for the third quarter of 2014, which were in line with our expectations and reflect further progress in delivering on our promise to provide hope, healing and recovery to the patients we serve. We continued to see improvement in employee engagement and reduced turnover, while improving quality measures, clinical outcomes and patient satisfaction in all of our business segments. We are also pleased to reaffirm and narrow our earnings guidance and reaffirm our free cash flows guidance for the year, which reflects the change in share count in our earnings guidance from our mid-year equity offering, as we achieved revenue and core operating income growth of 6% and 7% year-over-year, respectively.”

Mr. Diaz continued, “We also made progress on a number of internal and external growth initiatives during the quarter that will enhance our Integrated Care Market capabilities, particularly in home health and hospice services. In addition, we continue to evaluate a robust pipeline of external opportunities to deploy our financial resources, industry leading infrastructure and management capabilities. Overall, we remain committed to further improving our patients’ experiences and to the long-term growth, profitability and strengthened financial position of the Company.”

Benjamin A. Breier, President and Chief Operating Officer of the Company, said, “Our hospital division had another strong quarter. Same-facility hospital admissions increased 3% in the third quarter compared to the same period last year. RehabCare continues to make great progress, as evidenced by our 9% increase in operating income and margin improvement to 11.7% from 11.0% compared to the same period a year ago. In addition, we have added 90 net new skilled nursing rehabilitation contracts during 2014. Our efforts to reshape our nursing center division continue to pay off as we achieved a significant improvement in our core operating margins in the third quarter to 13.1% from 11.9%.”

Mr. Breier added, “Lastly, the positive results in our home health and hospice operations reflect continued execution improvement by our Care Management division, including Kindred at Home, which has been enabled through better processes, technology and team. We believe that the merger with Gentiva Health Services, Inc. (“Gentiva”) (NASDAQ:GTIV) will further accelerate these capabilities and our Continue the Care strategy, creating significant value for patients, employees and shareholders.”

Stephen D. Farber, Executive Vice President, Chief Financial Officer, commented, “Our balance sheet at September 30, 2014 is in great shape with no outstanding borrowings under our revolving credit facility, a cash balance of $82 million and borrowing capacity under our revolving credit facility of approximately $650 million. Our core operating cash flows for the third quarter were $95 million and core free cash flows were $72 million, a significant improvement over the first half of 2014. We expect that cash flow improvements will continue over the next several

-MORE-

Kindred Healthcare Announces Third Quarter Results

November 5, 2014

quarters through performance enhancements in our hospital division central business offices. Our core diluted earnings per share from continuing operations of $0.11 per share for the third quarter of 2014 compares to core diluted earnings per share from continuing operations of $0.12 per share for the third quarter of 2013 (or $0.10 per share on a pro forma basis assuming the incremental 9.7 million shares issued in the Company’s equity offering completed in June 2014).”

Acquisition of Gentiva

Kindred announced on October 9, 2014 that a definitive agreement was signed to acquire Gentiva:

•	Transaction value is approximately $1.8 billion

•	Combined company is expected to have pro forma annual revenues of approximately $7.1 billion and operating income or earnings before interest, income taxes, depreciation, amortization and rent (“EBITDAR”) of approximately $1.0 billion

•	Transaction expected to be significantly accretive to Company earnings and cash flows, exclusive of transaction costs, with more than $70 million of expected synergies within two years of closing

Mr. Diaz commented, “The merger with Gentiva will create one of the nation’s premier healthcare service providers with diverse business and revenue mix. We are encouraged by Gentiva’s strong results in the third quarter, which were consistent with our expectations and underscore our confidence in the merits of the combination. We are impressed with the talented team at Gentiva and look forward to working closely together to complete our combination, which will advance our strategy, mission and shared values.”

“We are pleased by the news that after the close of the transaction with Gentiva, David Causby will join our team as President of the combined Kindred at Home business,” stated Mr. Breier. “David is a strong leader with a deep understanding of Gentiva’s operations, people and systems, which will be invaluable to ensuring a smooth transition. David’s appointment will allow for continued focus on our patients and operations, and ensure a successful integration and a higher level of certainty on achieving our cost and revenue synergy goals.”

Earnings Guidance – Continuing Operations

The Company today reaffirmed and narrowed its guidance for income from continuing operations for 2014 of between $59 million and $65 million. Using Kindred’s annual diluted share count of 58.3 million outstanding shares following the mid-year equity offering, income from continuing operations for 2014 equates to $0.98 to $1.08 per diluted share (previously $0.96 to $1.14 per diluted share). As denoted on page 24, based upon the completion of three quarters in 2014, the Company has conformed various line items underlying its earnings guidance, which in aggregate are fully offsetting and had no net impact on its expectations for income from continuing operations attributable to the Company.

The Company also reaffirmed its operating cash flows in excess of routine and development capital spending programs and before dividends (“free cash flows”) guidance range of $85 million to $105 million. Estimated dividend payments for 2014 are expected to approximate $29 million.

Please note the Company’s earnings and free cash flows guidance for 2014 excludes the effect of reimbursement changes, debt refinancing costs, severance, retirement, retention and restructuring costs, customer bankruptcy costs, litigation costs, transaction costs, any further acquisitions or divestitures, any impairment charges, any further issuances of common stock, debt or mandatory convertible equity securities in conjunction with the Gentiva transaction and any repurchases of common stock.

Quarterly Cash Dividend

The Company also announced that its Board of Directors has approved the payment of the regular quarterly cash dividend of $0.12 per common share to be paid on December 9, 2014 to shareholders of record as of the close of business on November 18, 2014. Future declarations of quarterly dividends will be subject to the approval of Kindred’s Board of Directors.

-MORE-

Kindred Healthcare Announces Third Quarter Results

November 5, 2014

Conference Call

As previously announced, investors and the general public may access a live webcast of the third quarter 2014 conference call through a link on the Company’s website at http://investors.kindredhealthcare.com. The conference call will be held on November 6 at 10:00 a.m. (Eastern Time). The conference call webcast will feature accompanying slides, which will be posted prior to the conference call, and will be accessible through the Investor Relations section of the Company’s website.

A telephone replay of the conference call will become available at approximately 5:30 p.m. on November 6 by dialing (719) 457-0820, access code: 2187635. The replay will be available through November 16.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements regarding the Company’s proposed business combination transaction with Gentiva (including financing of the proposed transaction and the benefits, results, effects and timing of a transaction), all statements regarding the Company’s (and the Company’s and Gentiva’s combined) expected future financial position, results of operations, cash flows, dividends, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management, and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “would,” “should,” “will,” “intend,” “may,” “potential,” “upside,” and other similar expressions. Statements in this press release concerning the business outlook or future economic performance, anticipated profitability, revenues, expenses, dividends or other financial items, and product or services line growth of the Company (and the combined businesses of the Company and Gentiva), together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting the best judgment of the Company based upon currently available information.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results, performance or plans with respect to Gentiva to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”).

Risks and uncertainties related to the proposed merger include, but are not limited to, the risk that Gentiva’s stockholders do not approve the merger, potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger, uncertainties as to the timing of the merger, adverse effects on the Company’s stock price resulting from the announcement or completion of the merger, competitive responses to the announcement or completion of the merger, the risk that healthcare regulatory, licensure or other approvals and financing required for the consummation of the merger are not obtained or are obtained subject to terms and conditions that are not anticipated, costs and difficulties related to the integration of Gentiva’s businesses and operations with the Company’s businesses and operations, the inability to obtain, or delays in obtaining, cost savings and synergies from the merger, uncertainties as to whether the completion of the merger or any transaction will have the accretive effect on the Company’s earnings or cash flows that it expects, unexpected costs, liabilities, charges or expenses resulting from the merger, litigation relating to the merger, the inability to retain key personnel, and any changes in general economic and/or industry-specific conditions.

-MORE-

Kindred Healthcare Announces Third Quarter Results

November 5, 2014

In addition to the factors set forth above, other factors that may affect the Company’s plans, results or stock price include, without limitation, (a) the impact of healthcare reform, which will initiate significant changes to the United States healthcare system, including potential material changes to the delivery of healthcare services and the reimbursement paid for such services by the government or other third party payors, including reforms resulting from the Patient Protection and Affordable Care Act and the Healthcare Education and Reconciliation Act (collectively, the “ACA”) or future deficit reduction measures adopted at the federal or state level. Healthcare reform is affecting each of the Company’s businesses in some manner. Potential future efforts in the U.S. Congress to repeal, amend, modify or retract funding for various aspects of the ACA create additional uncertainty about the ultimate impact of the ACA on the Company and the healthcare industry. Due to the substantial regulatory changes that will need to be implemented by the Centers for Medicare and Medicaid Services (“CMS”) and others, and the numerous processes required to implement these reforms, the Company cannot predict which healthcare initiatives will be implemented at the federal or state level, the timing of any such reforms, or the effect such reforms or any other future legislation or regulation will have on the Company’s business, financial position, results of operations and liquidity, (b) the Company’s ability to adjust to the new patient criteria for long-term acute care (“LTAC”) hospitals under the Pathway for SGR Reform Act of 2013, which will reduce the population of patients eligible for the Company’s hospital services and change the basis upon which the Company is paid, (c) the impact of the final rules issued by CMS on August 1, 2012 which, among other things, reduced Medicare reimbursement to the Company’s transitional care (“TC”) hospitals in 2013 and beyond by imposing a budget neutrality adjustment and modifying the short-stay outlier rules, (d) the impact of the final rules issued by CMS on July 29, 2011 which significantly reduced Medicare reimbursement to the Company’s nursing centers and changed payments for the provision of group therapy services effective October 1, 2011, (e) the impact of the Budget Control Act of 2011 (as amended by the American Taxpayer Relief Act of 2012 (the “Taxpayer Relief Act”)) which instituted an automatic 2% reduction on each claim submitted to Medicare beginning April 1, 2013, (f) the costs of defending and insuring against alleged professional liability and other claims and investigations (including those related to pending investigations and whistleblower and wage and hour class action lawsuits against the Company) and the Company’s ability to predict the estimated costs and reserves related to such claims and investigations, including the impact of differences in actuarial assumptions and estimates compared to eventual outcomes, (g) the impact of the Taxpayer Relief Act which, among other things, reduces Medicare payments by an additional 25% for subsequent procedures when multiple therapy services are provided on the same day. At this time, the Company believes that the rules related to multiple therapy services will reduce its Medicare revenues by $25 million to $30 million on an annual basis, (h) changes in the reimbursement rates or the methods or timing of payment from third party payors, including commercial payors and the Medicare and Medicaid programs, changes arising from and related to the Medicare prospective payment system for LTAC hospitals, including potential changes in the Medicare payment rules, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, and changes in Medicare and Medicaid reimbursement for the Company’s TC hospitals, nursing centers, inpatient rehabilitation hospitals and home health and hospice operations, and the expiration of the Medicare Part B therapy cap exception process, (i) the effects of additional legislative changes and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare industry, (j) the ability of the Company’s hospitals and nursing centers to adjust to medical necessity reviews, (k) the impact of the Company’s significant level of indebtedness on its funding costs, operating flexibility and ability to fund ongoing operations, development capital expenditures or other strategic acquisitions with additional borrowings, (l) the Company’s ability to successfully redeploy its capital and proceeds of asset sales in pursuit of its business strategy and pursue its development activities, including through acquisitions, and successfully integrate new operations, including the realization of anticipated revenues, economies of scale, cost savings and productivity gains associated with such operations, as and when planned, including the potential impact of unanticipated issues, expenses and liabilities associated with those activities, (m) the Company’s ability to pay a dividend as, when and if declared by the Board of Directors, in compliance with applicable laws and the Company’s debt and other contractual arrangements, (n) the failure of the Company’s facilities to meet applicable licensure and certification requirements, (o) the further consolidation and cost containment efforts of managed care organizations and other third party payors, (p) the Company’s ability to meet its rental and debt service obligations, (q) the Company’s ability to operate pursuant to the terms of its debt obligations, and comply with its covenants thereunder, and the Company’s ability to operate pursuant to its master lease agreements with Ventas, Inc. (NYSE:VTR), (r) the condition of the financial markets, including volatility and weakness in the equity, capital and credit markets, which could limit the availability and terms of debt

-MORE-

Kindred Healthcare Announces Third Quarter Results

November 5, 2014

and equity financing sources to fund the requirements of the Company’s businesses, or which could negatively impact the Company’s investment portfolio, (s) the Company’s ability to control costs, particularly labor and employee benefit costs, (t) the Company’s ability to successfully reduce (by divestiture of operations or otherwise) its exposure to professional liability and other claims, (u) the Company’s obligations under various laws to self-report suspected violations of law by the Company to various government agencies, including any associated obligation to refund overpayments to government payors, fines and other sanctions, (v) national, regional and industry-specific economic, financial, business and political conditions, including their effect on the availability and cost of labor, credit, materials and other services, (w) increased operating costs due to shortages in qualified nurses, therapists and other healthcare personnel, (x) the Company’s ability to attract and retain key executives and other healthcare personnel, (y) the Company’s ability to successfully dispose of unprofitable facilities, (z) events or circumstances which could result in the impairment of an asset or other charges, such as the impact of the Medicare reimbursement regulations that resulted in the Company recording significant impairment charges in the last three fiscal years, (aa) changes in generally accepted accounting principles (“GAAP”) or practices, and changes in tax accounting or tax laws (or authoritative interpretations relating to any of these matters), and (bb) the Company’s ability to maintain an effective system of internal control over financial reporting.

In addition to the factors set forth above, other factors that may affect the Company’s plans, results or stock price are set forth in the Company’s Annual Report on Form 10-K and in its reports on Forms 10-Q and 8-K.

Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

In addition to the results provided in accordance with GAAP, the Company has provided information in this press release to compute certain non-GAAP measurements for the three months and nine months ended September 30, 2014 and 2013 before certain charges or on a core basis and on a pro forma basis. A reconciliation of the non-GAAP measurements to the GAAP measurements is included in this press release.

Also in this release, the Company provides the financial measure of free cash flows excluding certain items. The Company recognizes that free cash flows excluding certain items is a non-GAAP measurement and is not intended to replace the presentation of the Company’s cash flows in accordance with GAAP. The Company believes that this non-GAAP measurement provides important information to investors related to the amount of discretionary cash flows that are available for other investing and financing activities. In addition, management uses free cash flows excluding certain items in making decisions related to acquisitions, development capital expenditures, dividends, long-term debt repayments and other uses. The Company believes net cash flows provided by operating activities is the most comparable GAAP measure. Readers of the Company’s financial information should consider net cash flows provided by operating activities as an important measure of the Company’s financial performance because it provides the most complete measure of its performance. Free cash flows excluding certain items should be considered in addition to, not as a substitute for, or superior to, financial measures based upon GAAP as an indicator of operating performance. A reconciliation of net cash flows provided by operating activities to free cash flows excluding certain items is included in this press release.

The Company’s earnings release also includes financial measures referred to as operating income, or EBITDAR, and earnings before interest, income taxes, depreciation and amortization (“EBITDA”). The Company’s management uses EBITDAR or EBITDA as meaningful measures of operational performance in addition to other measures. The Company uses EBITDAR or EBITDA to assess the relative performance of its operating divisions as well as the employees that operate these businesses. In addition, the Company believes these measurements are important because securities analysts and investors use these measurements to compare the Company’s performance to other companies in the healthcare industry. The Company believes that income (loss) from continuing operations is the most comparable GAAP measure. Readers of the Company’s financial information should consider income (loss) from continuing operations as an important measure of the Company’s financial performance because it provides the most complete measure of its performance. EBITDAR or EBITDA should be considered in addition to, not as a substitute

-MORE-

Kindred Healthcare Announces Third Quarter Results

November 5, 2014

for, or superior to, financial measures based upon GAAP as an indicator of operating performance. A reconciliation of EBITDAR or EBITDA to income (loss) from continuing operations provided in the Condensed Business Segment Data is included in this press release. The pro forma EBITDAR total of $1.0 billion included in this press release was computed by combining the mid-point of the Company’s 2014 earnings guidance and 2014 EBITDAR estimate of $232 million for Gentiva, which is based upon Gentiva’s 2014 current average analyst consensus estimates. In addition, pro forma EBITDAR includes full run rate expected cost synergies of $70 million from the transaction.

Additional Information

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed merger between the Company and Gentiva. In connection with the proposed merger, Gentiva and the Company intend to file a registration statement on Form S-4, containing a proxy statement/prospectus, with the SEC. SHAREHOLDERS OF GENTIVA ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT/PROSPECTUS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders will be able to obtain copies of the proxy statement/prospectus as well as other filings containing information about the Company and Gentiva, without charge, at the SEC’s website, www.sec.gov. Those documents, when filed, as well as the Company’s other public filings with the SEC, may be obtained without charge at the Company’s website at www.kindredhealthcare.com.

Participants in Solicitation

The Company and its directors and executive officers, and Gentiva and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Gentiva common stock in respect of the proposed merger. Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company’s 2014 Annual Meeting of Shareholders, which was filed with the SEC on April 3, 2014. Information about the directors and executive officers of Gentiva is set forth in the proxy statement for Gentiva’s 2014 Annual Meeting of Shareholders, which was filed with the SEC on March 25, 2014. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement/prospectus regarding the proposed merger when it becomes available.

About Kindred Healthcare

Kindred Healthcare, Inc., a top-150 private employer in the United States, is a FORTUNE 500 healthcare services company based in Louisville, Kentucky with annual revenues of $5 billion and approximately 62,600 employees in 47 states. At September 30, 2014, Kindred through its subsidiaries provided healthcare services in 2,376 locations, including 97 transitional care hospitals, five inpatient rehabilitation hospitals, 99 nursing centers, 22 sub-acute units, 152 Kindred at Home hospice, home health and non-medical home care locations, 102 inpatient rehabilitation units (hospital-based) and a contract rehabilitation services business, RehabCare, which served 1,899 non-affiliated facilities. Ranked as one of Fortune magazine’s Most Admired Healthcare Companies for six years in a row, Kindred’s mission is to promote healing, provide hope, preserve dignity and produce value for each patient, resident, family member, customer, employee and shareholder we serve. For more information, go to www.kindredhealthcare.com. You can also follow us on Twitter and Facebook.

-MORE-

Kindred Healthcare Announces Third Quarter 2014 Results

November 5, 2014

KINDRED HEALTHCARE, INC.

Financial Summary

(Unaudited)

(In thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,

	2014	2013	2014	2013
Revenues	$1,243,313	$1,175,445	$3,806,019	$3,625,909

Income (loss) from continuing operations	$6,146	$(15,762)	$7,067	$8,841
Discontinued operations, net of income taxes:
Loss from operations	(7,601)	(25,466)	(22,255)	(31,892)
Gain (loss) on divestiture of operations	1,387	(65,016)	(3,637)	(77,893)

Loss from discontinued operations	(6,214)	(90,482)	(25,892)	(109,785)

Net loss	(68)	(106,244)	(18,825)	(100,944)
(Earnings) loss attributable to noncontrolling interests:
Continuing operations	(4,372)	(841)	(13,729)	(1,424)
Discontinued operations	78	87	401	172

	(4,294)	(754)	(13,328)	(1,252)

Loss attributable to Kindred	$(4,362)	$(106,998)	$(32,153)	$(102,196)

Amounts attributable to Kindred stockholders:
Income (loss) from continuing operations	$1,774	$(16,603)	$(6,662)	$7,417
Loss from discontinued operations	(6,136)	(90,395)	(25,491)	(109,613)

Net loss	$(4,362)	$(106,998)	$(32,153)	$(102,196)

Loss per common share:
Basic:
Income (loss) from continuing operations	$0.03	$(0.31)	$(0.12)	$0.14
Discontinued operations:
Loss from operations	(0.12)	(0.49)	(0.39)	(0.59)
Gain (loss) on divestiture of operations	0.02	(1.24)	(0.06)	(1.44)

Loss from discontinued operations	(0.10)	(1.73)	(0.45)	(2.03)

Net loss	$(0.07)	$(2.04)	$(0.57)	$(1.89)

Diluted:
Income (loss) from continuing operations	$0.03	$(0.31)	$(0.12)	$0.14
Discontinued operations:
Loss from operations	(0.12)	(0.49)	(0.39)	(0.59)
Gain (loss) on divestiture of operations	0.02	(1.24)	(0.06)	(1.44)

Loss from discontinued operations	(0.10)	(1.73)	(0.45)	(2.03)

Net loss	$(0.07)	$(2.04)	$(0.57)	$(1.89)

Shares used in computing loss per common share:
Basic	62,863	52,323	56,443	52,218
Diluted	62,902	52,323	56,443	52,234

Cash dividends declared and paid per common share	$0.12	$0.12	$0.36	$0.12

- MORE -

Kindred Healthcare Announces Third Quarter 2014 Results

November 5, 2014

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,

	2014	2013	2014	2013
Revenues	$1,243,313	$1,175,445	$3,806,019	$3,625,909

Salaries, wages and benefits	756,434	718,227	2,300,567	2,215,711
Supplies	79,394	79,498	242,176	244,247
Rent	80,192	76,762	241,449	230,605
Other operating expenses	257,225	261,842	768,247	720,498
Other (income) expense	(353)	51	(741)	(984)
Impairment charges	—	441	—	1,066
Depreciation and amortization	39,023	36,507	117,802	116,659
Interest expense	22,516	25,624	128,845	82,857
Investment income	(343)	(1,235)	(2,975)	(2,794)

	1,234,088	1,197,717	3,795,370	3,607,865

Income (loss) from continuing operations before income taxes	9,225	(22,272)	10,649	18,044
Provision (benefit) for income taxes	3,079	(6,510)	3,582	9,203

Income (loss) from continuing operations	6,146	(15,762)	7,067	8,841
Discontinued operations, net of income taxes:
Loss from operations	(7,601)	(25,466)	(22,255)	(31,892)
Gain (loss) on divestiture of operations	1,387	(65,016)	(3,637)	(77,893)

Loss from discontinued operations	(6,214)	(90,482)	(25,892)	(109,785)

Net loss	(68)	(106,244)	(18,825)	(100,944)
(Earnings) loss attributable to noncontrolling interests:
Continuing operations	(4,372)	(841)	(13,729)	(1,424)
Discontinued operations	78	87	401	172

	(4,294)	(754)	(13,328)	(1,252)

Loss attributable to Kindred	$(4,362)	$(106,998)	$(32,153)	$(102,196)

Amounts attributable to Kindred stockholders:
Income (loss) from continuing operations	$1,774	$(16,603)	$(6,662)	$7,417
Loss from discontinued operations	(6,136)	(90,395)	(25,491)	(109,613)

Net loss	$(4,362)	$(106,998)	$(32,153)	$(102,196)

Loss per common share:
Basic:
Income (loss) from continuing operations	$0.03	$(0.31)	$(0.12)	$0.14
Discontinued operations:
Loss from operations	(0.12)	(0.49)	(0.39)	(0.59)
Gain (loss) on divestiture of operations	0.02	(1.24)	(0.06)	(1.44)

Loss from discontinued operations	(0.10)	(1.73)	(0.45)	(2.03)

Net loss	$(0.07)	$(2.04)	$(0.57)	$(1.89)

Diluted:
Income (loss) from continuing operations	$0.03	$(0.31)	$(0.12)	$0.14
Discontinued operations:
Loss from operations	(0.12)	(0.49)	(0.39)	(0.59)
Gain (loss) on divestiture of operations	0.02	(1.24)	(0.06)	(1.44)

Loss from discontinued operations	(0.10)	(1.73)	(0.45)	(2.03)

Net loss	$(0.07)	$(2.04)	$(0.57)	$(1.89)

Shares used in computing loss per common share:
Basic	62,863	52,323	56,443	52,218
Diluted	62,902	52,323	56,443	52,234
Cash dividends declared and paid per common share	$0.12	$0.12	$0.36	$0.12

- MORE -

Kindred Healthcare Announces Third Quarter 2014 Results

November 5, 2014

KINDRED HEALTHCARE, INC.

Condensed Consolidated Balance Sheet

(Unaudited)

(In thousands, except per share amounts)

	September 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$81,784	$35,972
Cash—restricted	2,390	3,713
Insurance subsidiary investments	95,425	96,295
Accounts receivable less allowance for loss	980,723	916,529
Inventories	25,952	25,780
Deferred tax assets	57,577	37,920
Income taxes	35,779	36,846
Other	42,727	43,673

	1,322,357	1,196,728
Property and equipment	1,962,492	1,906,366
Accumulated depreciation	(1,056,524)	(979,791)

	905,968	926,575
Goodwill	995,240	992,102
Intangible assets less accumulated amortization	405,900	423,303
Assets held for sale	2,222	20,978
Insurance subsidiary investments	158,394	149,094
Deferred tax assets	—	17,043
Other	234,707	220,046

Total assets	$4,024,788	$3,945,869

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$158,397	$181,772
Salaries, wages and other compensation	346,957	361,192
Due to third party payors	47,320	33,747
Professional liability risks	66,974	60,993
Other accrued liabilities	138,620	146,495
Long-term debt due within one year	10,233	8,222

	768,501	792,421
Long-term debt	1,484,436	1,579,391
Professional liability risks	243,496	246,230
Deferred tax liabilities	7,683	—
Deferred credits and other liabilities	217,218	206,611
Equity:
Stockholders’ equity:
Common stock, $0.25 par value; authorized 175,000 shares; issued 64,612 shares—September 30, 2014 and 54,165 shares—December 31, 2013	16,153	13,541
Capital in excess of par value	1,357,134	1,146,193
Accumulated other comprehensive loss	(905)	(252)
Accumulated deficit	(112,044)	(76,825)

	1,260,338	1,082,657
Noncontrolling interests	43,116	38,559

Total equity	1,303,454	1,121,216

Total liabilities and equity	$4,024,788	$3,945,869

- MORE -

Kindred Healthcare Announces Third Quarter 2014 Results

November 5, 2014

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Cash Flows

(Unaudited)

(In thousands)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Cash flows from operating activities:
Net loss	$(68)	$(106,244)	$(18,825)	$(100,944)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	39,579	42,831	121,805	142,745
Amortization of stock-based compensation costs	694	1,553	9,657	7,641
Amortization of deferred financing costs	1,982	2,509	21,211	9,529
Payment of capitalized lender fees related to debt issuance	—	(4,589)	(19,125)	(6,189)
Provision for doubtful accounts	14,695	13,152	35,588	34,489
Deferred income taxes	(32,777)	2,336	(11,274)	(22,985)
Impairment charges	9	8,995	673	10,077
(Gain) loss on divestiture of discontinued operations	(1,387)	65,016	3,637	77,893
Other	175	6,316	2,289	5,452
Change in operating assets and liabilities:
Accounts receivable	10,392	45,862	(102,503)	26,745
Inventories and other assets	(2,899)	3,467	(12,886)	67
Accounts payable	(3,592)	(12,901)	(22,469)	(31,979)
Income taxes	29,832	(27,969)	18,769	(5,269)
Due to third party payors	28,907	25,931	14,540	16,716
Other accrued liabilities	4,497	44,485	(16,765)	25,229

Net cash provided by operating activities	90,039	110,750	24,322	189,217

Cash flows from investing activities:
Routine capital expenditures	(21,263)	(23,152)	(67,425)	(62,952)
Development capital expenditures	(1,570)	(3,235)	(2,693)	(10,709)
Acquisitions, net of cash acquired	(38)	(12,173)	(24,136)	(39,106)
Acquisition deposit	—	(14,675)	—	(14,675)
Sale of assets	8,948	236,397	22,909	248,700
Purchase of insurance subsidiary investments	(74,101)	(7,765)	(97,394)	(30,360)
Sale of insurance subsidiary investments	8,447	9,899	34,967	35,427
Net change in insurance subsidiary cash and cash equivalents	65,928	(1,416)	54,372	(44,294)
Change in other investments	317	(140)	1,027	218
Other	(3)	79	(537)	(142)

Net cash provided by (used in) investing activities	(13,335)	183,819	(78,910)	82,107

Cash flows from financing activities:
Proceeds from borrowings under revolving credit	311,500	238,900	1,468,515	1,100,300
Repayment of borrowings under revolving credit	(355,100)	(519,200)	(1,724,615)	(1,363,600)
Proceeds from issuance of senior unsecured notes	—	—	500,000	—
Proceeds from issuance of term loan, net of discount	—	—	997,500	—
Repayment of senior unsecured notes	—	—	(550,000)	—
Repayment of term loan	(2,500)	—	(786,063)	(3,969)
Repayment of other long-term debt	(58)	(92)	(215)	(849)
Payment of deferred financing costs	(504)	(683)	(3,152)	(1,340)
Equity offering, net of offering costs	16,376	—	220,353	—
Issuance of common stock in connection with employee benefit plans	1,530	222	6,217	429
Dividends paid	(7,754)	(6,499)	(20,840)	(6,499)
Distributions to noncontrolling interests	(4,009)	(118)	(9,604)	(1,628)
Other	183	53	2,304	404

Net cash provided by (used in) financing activities	(40,336)	(287,417)	100,400	(276,752)

Change in cash and cash equivalents	36,368	7,152	45,812	(5,428)
Cash and cash equivalents at beginning of period	45,416	37,427	35,972	50,007

Cash and cash equivalents at end of period	$81,784	$44,579	$81,784	$44,579

- MORE -

Kindred Healthcare Announces Third Quarter 2014 Results

November 5, 2014

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except per share amounts)

	2013 Quarters				2014 Quarters
	First	Second	Third	Fourth	First	Second	Third
Revenues	$1,259,434	$1,191,030	$1,175,445	$1,209,676	$1,286,742	$1,275,964	$1,243,313

Salaries, wages and benefits	781,865	715,619	718,227	738,952	773,812	770,321	756,434
Supplies	84,146	80,603	79,498	78,694	81,988	80,794	79,394
Rent	76,519	77,324	76,762	80,921	81,048	80,209	80,192
Other operating expenses	230,675	227,981	261,842	245,262	249,604	261,418	257,225
Other (income) expense	(1,009)	(26)	51	(458)	(234)	(154)	(353)
Impairment charges	187	438	441	76,127	—	—	—
Depreciation and amortization	41,598	38,554	36,507	37,547	39,337	39,442	39,023
Interest expense	28,159	29,074	25,624	25,152	25,799	80,530	22,516
Investment income	(85)	(1,474)	(1,235)	(1,252)	(183)	(2,449)	(343)

	1,242,055	1,168,093	1,197,717	1,280,945	1,251,171	1,310,111	1,234,088

Income (loss) from continuing operations before income taxes	17,379	22,937	(22,272)	(71,269)	35,571	(34,147)	9,225
Provision (benefit) for income taxes	6,505	9,208	(6,510)	(20,522)	13,585	(13,082)	3,079

Income (loss) from continuing operations	10,874	13,729	(15,762)	(50,747)	21,986	(21,065)	6,146
Discontinued operations, net of income taxes:
Loss from operations	(5,376)	(1,050)	(25,466)	(7,150)	(6,501)	(8,153)	(7,601)
Gain (loss) on divestiture of operations	(2,025)	(10,852)	(65,016)	(5,994)	(3,006)	(2,018)	1,387

Loss from discontinued operations	(7,401)	(11,902)	(90,482)	(13,144)	(9,507)	(10,171)	(6,214)

Net income (loss)	3,473	1,827	(106,244)	(63,891)	12,479	(31,236)	(68)
(Earnings) loss attributable to noncontrolling interests:
Continuing operations	(467)	(116)	(841)	(2,466)	(4,529)	(4,828)	(4,372)
Discontinued operations	51	34	87	61	70	253	78

	(416)	(82)	(754)	(2,405)	(4,459)	(4,575)	(4,294)

Income (loss) attributable to Kindred	$3,057	$1,745	$(106,998)	$(66,296)	$8,020	$(35,811)	$(4,362)

Amounts attributable to Kindred stockholders:
Income (loss) from continuing operations	$10,407	$13,613	$(16,603)	$(53,213)	$17,457	$(25,893)	$1,774
Loss from discontinued operations	(7,350)	(11,868)	(90,395)	(13,083)	(9,437)	(9,918)	(6,136)

Net income (loss)	$3,057	$1,745	$(106,998)	$(66,296)	$8,020	$(35,811)	$(4,362)

Earnings (loss) per common share:
Basic:
Income (loss) from continuing operations	$0.20	$0.25	$(0.31)	$(1.02)	$0.32	$(0.48)	$0.03
Discontinued operations:
Loss from operations	(0.10)	(0.02)	(0.49)	(0.14)	(0.11)	(0.15)	(0.12)
Gain (loss) on divestiture of operations	(0.04)	(0.20)	(1.24)	(0.11)	(0.06)	(0.04)	0.02

Loss from discontinued operations	(0.14)	(0.22)	(1.73)	(0.25)	(0.17)	(0.19)	(0.10)

Net income (loss)	$0.06	$0.03	$(2.04)	$(1.27)	$0.15	$(0.67)	$(0.07)

Diluted:
Income (loss) from continuing operations	$0.20	$0.25	$(0.31)	$(1.02)	$0.32	$(0.48)	$0.03
Discontinued operations:
Loss from operations	(0.10)	(0.02)	(0.49)	(0.14)	(0.11)	(0.15)	(0.12)
Gain (loss) on divestiture of operations	(0.04)	(0.20)	(1.24)	(0.11)	(0.06)	(0.04)	0.02

Loss from discontinued operations	(0.14)	(0.22)	(1.73)	(0.25)	(0.17)	(0.19)	(0.10)

Net income (loss)	$0.06	$0.03	$(2.04)	$(1.27)	$0.15	$(0.67)	$(0.07)

Shares used in computing earnings (loss) per common share:
Basic	52,062	52,265	52,323	52,344	52,641	53,714	62,863
Diluted	52,083	52,284	52,323	52,344	52,711	53,714	62,902

- MORE -

Kindred Healthcare Announces Third Quarter 2014 Results

November 5, 2014

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data

(Unaudited)

(In thousands)

	2013 Quarters								2014 Quarters
	First		Second		Third		Fourth		First	Second		Third
Revenues:
Hospital division	$657,814		$606,604		$594,154		$606,988		$646,458	$632,156		$609,452
Nursing center division	270,205		264,847		265,696		270,080		277,902	280,255		279,561
Rehabilitation division:
Skilled nursing rehabilitation services	258,750		249,647		245,330		243,280		254,255	253,989		247,042
Hospital rehabilitation services	74,523		69,777		68,296		74,017		73,964	75,324		74,808

	333,273		319,424		313,626		317,297		328,219	329,313		321,850

Care management division	51,621		53,039		53,801		66,466		87,704	87,986		86,186

	1,312,913		1,243,914		1,227,277		1,260,831		1,340,283	1,329,710		1,297,049
Eliminations:
Skilled nursing rehabilitation services	(28,657)		(28,660)		(28,151)		(28,157)		(29,646)	(30,031)		(30,788)
Hospital rehabilitation services	(23,609)		(23,223)		(22,520)		(22,123)		(23,233)	(22,855)		(22,172)
Nursing centers	(1,213)		(1,001)		(1,161)		(875)		(662)	(860)		(776)

	(53,479)		(52,884)		(51,832)		(51,155)		(53,541)	(53,746)		(53,736)

	$1,259,434		$1,191,030		$1,175,445		$1,209,676		$1,286,742	$1,275,964		$1,243,313

Income (loss) from continuing operations:
Operating income (loss):
Hospital division	$147,493	(a)	$129,366		$112,483	(c)	$126,788	(i)	$145,395	$132,878	(k)	$121,744	(o)
Nursing center division	29,145	(a)	36,018		31,505		35,585		38,471	36,880	(l)	36,179	(o)
Rehabilitation division:
Skilled nursing rehabilitation services	13,239	(a)	21,623		(7,209	)(d)	14,260	(j)	18,328	19,982	(l)	17,552	(o)
Hospital rehabilitation services	18,132	(a)	19,573		18,215	(e)	18,005	(j)	19,820	20,084	(l)	18,273	(p)

	31,371		41,196		11,006		32,265		38,148	40,066		35,825

Care management division	2,786	(a)	3,961		1,085	(f)	2,131	(j)	4,697	7,065	(l)	6,789	(o)
Corporate:
Overhead	(45,585	)(a)	(43,196)		(39,157	)(g)	(48,557	)(j)	(44,050)	(48,365	)(l)	(45,173	)(o)
Insurance subsidiary	(509)		(384)		(482)		(539)		(406)	(443)		(637)

	(46,094)		(43,580)		(39,639)		(49,096)		(44,456)	(48,808)		(45,810)
Impairment charges	(187)		(438)		(441)		(76,127)		—	—		—
Transaction costs	(944)		(108)		(613)		(447)		(683)	(4,496)		(4,114)

Operating income (EBITDAR)	163,570		166,415		115,386		71,099		181,572	163,585		150,613
Rent	(76,519)		(77,324)		(76,762)		(80,921)		(81,048)	(80,209	)(m)	(80,192)

EBITDA	87,051		89,091		38,624		(9,822)		100,524	83,376		70,421
Depreciation and amortization	(41,598)		(38,554)		(36,507)		(37,547)		(39,337)	(39,442)		(39,023)
Interest, net	(28,074)		(27,600	)(b)	(24,389	)(h)	(23,900)		(25,616)	(78,081	)(n)	(22,173)

Income (loss) from continuing operations before income taxes	17,379		22,937		(22,272)		(71,269)		35,571	(34,147)		9,225
Provision (benefit) for income taxes	6,505		9,208		(6,510)		(20,522)		13,585	(13,082)		3,079

	$10,874		$13,729		$(15,762)		$(50,747)		$21,986	$(21,065)		$6,146

(a)	Includes one-time bonus costs of $19.8 million (hospital division—$7.8 million, nursing center division—$4.6 million, rehabilitation division—$6.3 million (skilled nursing rehabilitation services—$5.0 million and hospital rehabilitation services—$1.3 million), care management division—$0.8 million and corporate—$0.3 million).
(b)	Includes $1.4 million of charges associated with the modification of certain of the Company’s senior debt.
(c)	Includes costs of $5.5 million in connection with the closing of a TC hospital and a litigation charge of $0.7 million.
(d)	Includes $23.1 million of litigation charges.
(e)	Includes $0.3 million of severance and retirement costs.
(f)	Includes $0.6 million of severance and retirement costs and $0.5 million of costs associated with closing a home health location.
(g)	Includes $1.0 million of severance and retirement costs and $0.5 million of fees associated with the modification of certain of the Company’s senior debt.
(h)	Includes $0.1 million of charges associated with the modification of certain of the Company’s senior debt.
(i)	Includes costs of $0.5 million in connection with the closing of a TC hospital and a litigation charge of $7.0 million.
(j)	Includes severance and retirement costs of $3.7 million (rehabilitation division—$1.2 million (skilled nursing rehabilitation services—$0.1 million and hospital rehabilitation services—$1.1 million), care management division—$0.1 million and corporate—$2.4 million).
(k)	Includes litigation costs of $4.6 million.
(l)	Includes severance and other costs related to restructuring activities of $4.9 million (nursing center division—$3.2 million, rehabilitation division—$0.3 million (skilled nursing rehabilitation services—$0.2 million and hospital rehabilitation services—$0.1 million), care management division—$0.8 million and corporate—$0.6 million).
(m)	Includes lease cancellation charges of $0.3 million incurred in connection with restructuring activities.
(n)	Includes $56.6 million of charges associated with debt refinancing.
(o)	Includes severance costs of $1.8 million and other operating (income) expenses of ($0.1) million related to restructuring activities (hospital division—$0.6 million, nursing center division—$0.5 million, skilling nursing rehabilitation services—($0.2) million, care management division—$0.4 million and corporate—$0.4 million).
(p)	Includes $1.9 million allowance for doubtful account related to a customer bankruptcy.

- MORE -

Kindred Healthcare Announces Third Quarter 2014 Results

November 5, 2014

KINDRED HEALTHCARE, INC.

Condensed Consolidating Statement of Operations

(Unaudited)

(In thousands)

	Three months ended September 30, 2014
	Hospital division (a)	Nursing center division (a)	Rehabilitation division			Care management division (a)	Corporate (a)	Transaction costs	Eliminations	Consolidated
			Skilled nursing services (a)	Hospital services (b)	Total

Revenues	$609,452	$279,561	$247,042	$74,808	$321,850	$86,186	$—	$—	$(53,736)	$1,243,313

Salaries, wages and benefits	269,119	127,954	220,913	50,097	271,010	64,883	24,705	—	(1,237)	756,434
Supplies	64,618	10,855	680	24	704	3,034	183	—	—	79,394
Rent	52,509	23,865	1,041	22	1,063	2,155	600	—	—	80,192
Other operating expenses	153,909	104,846	8,046	6,408	14,454	11,479	20,922	4,114	(52,499)	257,225
Other (income) expense	62	(273)	(149)	6	(143)	1	—	—	—	(353)
Depreciation and amortization	16,851	7,881	2,866	2,364	5,230	2,105	6,956	—	—	39,023
Interest expense	189	13	49	—	49	12	22,253	—	—	22,516
Investment income	(63)	(6)	(91)	—	(91)	—	(183)	—	—	(343)

	557,194	275,135	233,355	58,921	292,276	83,669	75,436	4,114	(53,736)	1,234,088

Income from continuing operations before income taxes	$52,258	$4,426	$13,687	$15,887	$29,574	$2,517	$(75,436)	$(4,114)	$—	9,225

Provision for income taxes										3,079

Income from continuing operations										$6,146

Capital expenditures, excluding acquisitions (including discontinued operations):
Routine	$6,470	$5,024	$489	$62	$551	$228	$8,990	$—	$—	$21,263
Development	—	1,570	—	—	—	—	—	—	—	1,570

	$6,470	$6,594	$489	$62	$551	$228	$8,990	$—	$—	$22,833

	Three months ended September 30, 2013
	Hospital division (c)	Nursing center division	Rehabilitation division			Care management division (f)	Corporate (g)	Transaction costs	Eliminations	Consolidated
			Skilled nursing services (d)	Hospital services (e)	Total

Revenues	$594,154	$265,696	$245,330	$68,296	$313,626	$53,801	$—	$—	$(51,832)	$1,175,445

Salaries, wages and benefits	261,743	126,245	220,267	45,872	266,139	43,184	21,019	—	(103)	718,227
Supplies	63,877	12,343	750	28	778	2,277	223	—	—	79,498
Rent	49,761	24,111	1,123	19	1,142	1,193	555	—	—	76,762
Other operating expenses	156,049	95,784	31,342	4,150	35,492	7,237	18,396	613	(51,729)	261,842
Other (income) expense	2	(181)	180	31	211	18	1	—	—	51
Impairment charges	418	23	—	—	—	—	—	—	—	441
Depreciation and amortization	16,750	6,479	2,461	2,281	4,742	1,638	6,898	—	—	36,507
Interest expense	203	4	63	—	63	6	25,348	—	—	25,624
Investment income	(8)	(19)	(50)	—	(50)	—	(1,158)	—	—	(1,235)

	548,795	264,789	256,136	52,381	308,517	55,553	71,282	613	(51,832)	1,197,717

Income (loss) from continuing operations before income taxes	$45,359	$907	$(10,806)	$15,915	$5,109	$(1,752)	$(71,282)	$(613)	$—	(22,272)

Income tax benefit										(6,510)

Loss from continuing operations										$(15,762)

Capital expenditures, excluding acquisitions (including discontinued operations):
Routine	$6,421	$5,584	$860	$31	$891	$522	$9,734	$—	$—	$23,152
Development	3,235	—	—	—	—	—	—	—	—	3,235

	$9,656	$5,584	$860	$31	$891	$522	$9,734	$—	$—	$26,387

(a)	Includes severance costs (included in salaries, wages and benefits) of $1.8 million, other operating expenses of $0.1 million and other income of $0.2 million related to restructuring activities (hospital division—$0.6 million, nursing center division—$0.5 million, skilled nursing rehabilitation services—$0.2 million income, care management division—$0.4 million and corporate—$0.4 million).
(b)	Includes $1.9 million allowance for doubtful account (included in other operating expenses) related to a customer bankruptcy.
(c)	Includes costs of $5.5 million ($0.2 million included in salaries, wages and benefits and $5.3 million included in other operating expenses) in connection with the closing of a TC hospital and a litigation charge (included in other operating expenses) of $0.7 million.
(d)	Includes $23.1 million of litigation charges (included in other operating expenses).
(e)	Includes $0.3 million of severance and retirement costs (included in salaries, wages and benefits).
(f)	Includes $0.6 million of severance and retirement costs (included in salaries, wages and benefits) and $0.5 million of costs (included in other operating expenses) associated with closing a home health location .
(g)	Includes $1.0 million of severance and retirement costs (included in salaries, wages and benefits) and $0.6 million of fees and charges ($0.5 million included in other operating expenses and $0.1 million included in interest expense) associated with refinancing certain of the Company’s senior debt.

- MORE -

Kindred Healthcare Announces Third Quarter 2014 Results

November 5, 2014

KINDRED HEALTHCARE, INC.

Condensed Consolidating Statement of Operations

(Unaudited)

(In thousands)

	Nine months ended September 30, 2014
	Hospital division (a,b)	Nursing center division (b,c)	Rehabilitation division			Care management division (b)	Corporate (b,e)	Transaction costs	Eliminations	Consolidated
			Skilled nursing services (b)	Hospital services (b,d)	Total

Revenues	$1,888,066	$837,718	$755,286	$224,096	$979,382	$261,876	$—	$—	$(161,023)	$3,806,019

Salaries, wages and benefits	815,047	384,349	669,427	150,399	819,826	200,376	82,356	339	(1,726)	2,300,567
Supplies	198,295	32,183	2,096	91	2,187	8,966	545	—	—	242,176
Rent	158,170	71,673	3,197	95	3,292	6,588	1,726	—	—	241,449
Other operating expenses	474,723	310,272	28,041	15,412	43,453	33,979	56,163	8,954	(159,297)	768,247
Other (income) expense	(16)	(616)	(140)	17	(123)	4	10	—	—	(741)
Depreciation and amortization	50,844	23,109	8,446	7,416	15,862	6,369	21,618	—	—	117,802
Interest expense	561	25	158	—	158	34	128,067	—	—	128,845
Investment income	(81)	(27)	(375)	—	(375)	(1)	(2,491)	—	—	(2,975)

	1,697,543	820,968	710,850	173,430	884,280	256,315	287,994	9,293	(161,023)	3,795,370

Income from continuing operations before income taxes	$190,523	$16,750	$44,436	$50,666	$95,102	$5,561	$(287,994)	$(9,293)	$—	10,649

Provision for income taxes										3,582

Income from continuing operations										$7,067

Capital expenditures, excluding acquisitions (including discontinued operations):
Routine	$23,097	$15,242	$1,931	$162	$2,093	$704	$26,289	$—	$—	$67,425
Development	562	2,131	—	—	—	—	—	—	—	2,693

	$23,659	$17,373	$1,931	$162	$2,093	$704	$26,289	$—	$—	$70,118

	Nine months ended September 30, 2013
	Hospital division (f,g)	Nursing center division (f)	Rehabilitation division			Care management division (f,j)
			Skilled nursing services (f,h)	Hospital services (f,i)	Total		Corporate (f,k)	Transaction costs	Eliminations	Consolidated

Revenues	$1,858,572	$800,748	$753,727	$212,596	$966,323	$158,461	$—	$—	$(158,195)	$3,625,909

Salaries, wages and benefits	812,762	384,670	674,985	144,528	819,513	123,228	75,949	—	(411)	2,215,711
Supplies	196,760	37,625	2,346	90	2,436	6,840	586	—	—	244,247
Rent	149,564	72,091	3,555	55	3,610	3,534	1,806	—	—	230,605
Other operating expenses	459,631	282,622	48,524	11,999	60,523	20,543	53,298	1,665	(157,784)	720,498
Other (income) expense	77	(837)	219	59	278	18	(520)	—	—	(984)
Impairment charges	1,002	64	—	—	—	—	—	—	—	1,066
Depreciation and amortization	53,997	20,634	8,451	6,931	15,382	4,779	21,867	—	—	116,659
Interest expense	564	10	232	—	232	6	82,045	—	—	82,857
Investment income	(14)	(40)	(152)	—	(152)	—	(2,588)	—	—	(2,794)

	1,674,343	796,839	738,160	163,662	901,822	158,948	232,443	1,665	(158,195)	3,607,865

Income (loss) from continuing operations before income taxes	$184,229	$3,909	$15,567	$48,934	$64,501	$(487)	$(232,443)	$(1,665)	$—	18,044

Provision for income taxes										9,203

Income from continuing operations										$8,841

Capital expenditures, excluding acquisitions (including discontinued operations):
Routine	$22,285	$15,662	$1,929	$108	$2,037	$1,056	$21,912	$—	$—	$62,952
Development	10,702	7	—	—	—	—	—	—	—	10,709

	$32,987	$15,669	$1,929	$108	$2,037	$1,056	$21,912	$—	$—	$73,661

(a)	Includes litigation costs (included in other operating expenses) of $4.6 million.
(b)	Includes severance costs (included in salaries, wages and benefits) of $6.6 million, other operating expenses of $0.2 million and other income of $0.2 million related to restructuring activities (hospital division—$0.6 million, nursing center division—$3.7 million, rehabilitation division—$0.1 million (skilled nursing rehabilitation services—$0.2 million expense as well as $0.2 million income and hospital rehabilitation services—$0.1 million), care management division—$1.2 million and corporate—$1.0 million).
(c)	Includes lease cancellation charges (included in rent) of $0.3 million incurred in connection with restructuring activities.
(d)	Includes $1.9 million allowance for doubtful account (included in other operating expenses) related to a customer bankruptcy.
(e)	Includes $56.6 million of charges (included in interest expense) associated with debt refinancing.
(f)	Includes one-time bonus costs (included in salaries, wages and benefits) of $19.8 million (hospital division—$7.8 million, nursing center division—$4.6 million, rehabilitation division—$6.3 million (skilled nursing rehabilitation services—$5.0 million and hospital rehabilitation services—$1.3 million), care management division—$0.8 million and corporate—$0.3 million).
(g)	Includes costs of $5.5 million ($0.2 million included in salaries, wages and benefits and $5.3 million included in other operating expenses) in connection with the closing of a TC hospital and a litigation charge (included in other operating expenses) of $0.7 million.
(h)	Includes $23.1 million of litigation charges (included in other operating expenses).
(i)	Includes $0.3 million of severance and retirement costs (included in salaries, wages and benefits).
(j)	Includes $0.6 million of severance and retirement costs (included in salaries, wages and benefits) and $0.5 million of costs (included in other operating expenses) associated with closing a home health location.
(k)	Includes $1.0 million of severance and retirement costs (included in salaries, wages and benefits) and $2.0 million of fees and charges ($0.5 million included in other operating expenses and $1.5 million included in interest expense) associated with refinancing certain of the Company’s senior debt.

- MORE -

Kindred Healthcare Announces Third Quarter 2014 Results

November 5, 2014

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data

(Unaudited)

	2013 Quarters				2014 Quarters
	First	Second	Third	Fourth	First	Second	Third
Hospital division data:
End of period data:
Number of hospitals:
Transitional care	97	97	97	97	97	97	97
Inpatient rehabilitation	5	5	5	5	5	5	5

	102	102	102	102	102	102	102

Number of licensed beds:
Transitional care	7,059	7,059	7,073	7,105	7,145	7,145	7,145
Inpatient rehabilitation	215	215	215	215	215	215	215

	7,274	7,274	7,288	7,320	7,360	7,360	7,360

Revenue mix %:
Medicare	62.5	60.7	59.1	59.3	60.2	58.9	57.6
Medicaid	5.4	5.9	6.9	6.2	6.5	6.6	6.7
Medicare Advantage	10.2	11.1	11.1	11.7	11.2	11.0	10.4
Medicaid Managed	1.9	1.9	2.0	1.9	2.3	2.9	3.7
Commercial insurance and other	20.0	20.4	20.9	20.9	19.8	20.6	21.6
Admissions:
Medicare	10,274	9,432	9,010	9,255	9,858	9,410	9,221
Medicaid	685	744	788	712	835	914	831
Medicare Advantage	1,519	1,474	1,422	1,450	1,515	1,449	1,305
Medicaid Managed	209	208	225	252	317	381	511
Commercial insurance and other	1,951	1,869	1,874	1,818	2,107	2,055	1,873

	14,638	13,727	13,319	13,487	14,632	14,209	13,741

Admissions mix %:
Medicare	70.2	68.7	67.6	68.6	67.4	66.2	67.1
Medicaid	4.7	5.4	5.9	5.3	5.7	6.4	6.1
Medicare Advantage	10.4	10.8	10.7	10.7	10.3	10.2	9.5
Medicaid Managed	1.4	1.5	1.7	1.9	2.2	2.7	3.7
Commercial insurance and other	13.3	13.6	14.1	13.5	14.4	14.5	13.6
Patient days:
Medicare	252,195	234,490	223,639	226,662	239,759	230,122	222,704
Medicaid	28,765	30,425	31,569	29,799	32,909	32,821	30,786
Medicare Advantage	43,016	43,040	41,842	43,784	44,979	44,094	40,901
Medicaid Managed	8,808	8,342	8,264	8,238	10,733	13,247	16,595
Commercial insurance and other	63,227	57,091	59,575	57,334	62,858	61,892	60,187

	396,011	373,388	364,889	365,817	391,238	382,176	371,173

Average length of stay:
Medicare	24.5	24.9	24.8	24.5	24.3	24.5	24.2
Medicaid	42.0	40.9	40.1	41.9	39.4	35.9	37.0
Medicare Advantage	28.3	29.2	29.4	30.2	29.7	30.4	31.3
Medicaid Managed	42.1	40.1	36.7	32.7	33.9	34.8	32.5
Commercial insurance and other	32.4	30.5	31.8	31.5	29.8	30.1	32.1
Weighted average	27.1	27.2	27.4	27.1	26.7	26.9	27.0

- MORE -

Kindred Healthcare Announces Third Quarter 2014 Results

November 5, 2014

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2013 Quarters				2014 Quarters
	First	Second	Third	Fourth	First	Second	Third
Hospital division data (continued):
Revenues per admission:
Medicare	$40,051	$39,004	$38,993	$38,869	$39,482	$39,559	$38,088
Medicaid	51,450	48,221	51,934	52,635	50,201	45,392	49,204
Medicare Advantage	44,326	45,709	46,429	49,051	47,739	48,067	48,586
Medicaid Managed	58,770	55,496	52,771	46,112	47,781	48,953	44,406
Commercial insurance and other	67,389	66,306	66,170	69,876	60,679	63,315	70,078
Weighted average	44,939	44,190	44,609	45,006	44,181	44,490	44,353
Revenues per patient day:
Medicare	$1,632	$1,569	$1,571	$1,587	$1,623	$1,618	$1,577
Medicaid	1,225	1,179	1,296	1,258	1,274	1,264	1,328
Medicare Advantage	1,565	1,565	1,578	1,624	1,608	1,580	1,550
Medicaid Managed	1,395	1,384	1,437	1,411	1,411	1,408	1,367
Commercial insurance and other	2,079	2,171	2,081	2,216	2,034	2,102	2,181
Weighted average	1,661	1,625	1,628	1,659	1,652	1,654	1,642
Medicare case mix index (discharged patients only)	1.18	1.18	1.16	1.16	1.17	1.18	1.16

Average daily census	4,400	4,103	3,966	3,976	4,347	4,200	4,034
Occupancy %	68.3	63.5	61.1	61.4	67.4	64.9	62.3

Annualized employee turnover %	22.1	21.7	21.4	21.3	20.7	20.8	21.5
Nursing center division data:
End of period data:
Number of facilities:
Nursing centers:
Owned or leased	94	94	94	94	94	94	95
Managed	4	4	4	4	4	4	4
Assisted living facilities	6	6	6	6	6	6	6

	104	104	104	104	104	104	105

Number of licensed beds:
Nursing centers:
Owned or leased	11,921	11,921	11,921	11,921	11,921	11,909	11,993
Managed	485	485	485	485	485	485	485
Assisted living facilities	341	341	341	341	341	341	341

	12,747	12,747	12,747	12,747	12,747	12,735	12,819

Revenue mix %:
Medicare	35.0	34.0	33.1	32.1	32.0	31.8	31.1
Medicaid	35.7	36.4	38.8	39.8	40.4	39.7	40.2
Medicare Advantage	8.2	8.3	7.3	7.8	8.6	8.1	8.6
Medicaid Managed	3.4	3.5	3.5	3.5	3.2	3.6	4.5
Private and other	17.7	17.8	17.3	16.8	15.8	16.8	15.6

- MORE -

Kindred Healthcare Announces Third Quarter 2014 Results

November 5, 2014

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2013 Quarters				2014 Quarters
	First	Second	Third	Fourth	First	Second	Third
Nursing center division data (continued):
Patient days (a):
Medicare	167,391	158,780	154,562	148,179	148,957	149,385	144,903
Medicaid	505,962	506,025	515,789	522,071	516,487	506,917	508,368
Medicare Advantage	51,695	51,337	45,338	48,537	54,404	51,355	55,188
Medicaid Managed	52,500	52,532	53,740	53,100	49,857	55,997	70,634
Private and other	163,641	163,167	162,506	159,518	152,807	155,530	147,326

	941,189	931,841	931,935	931,405	922,512	919,184	926,419

Patient day mix % (a):
Medicare	17.8	17.0	16.6	15.9	16.1	16.3	15.6
Medicaid	53.7	54.3	55.3	56.1	56.0	55.1	54.9
Medicare Advantage	5.5	5.5	4.9	5.2	5.9	5.6	6.0
Medicaid Managed	5.6	5.7	5.8	5.7	5.4	6.1	7.6
Private and other	17.4	17.5	17.4	17.1	16.6	16.9	15.9
Revenues per patient day (a):
Medicare Part A	$528	$527	$527	$542	$552	$551	$551
Total Medicare (including Part B)	565	567	569	586	597	597	599
Medicaid	191	190	200	206	217	220	221
Medicaid (net of provider taxes) (b)	168	168	178	184	195	197	202
Medicare Advantage	427	430	428	435	441	442	436
Medicaid Managed	177	177	175	177	178	180	180
Private and other	292	289	283	284	288	302	296
Weighted average	287	284	285	290	301	305	302

Average daily census (a)	10,458	10,240	10,130	10,124	10,250	10,101	10,070
Admissions (a)	10,806	10,066	9,824	9,842	10,252	10,170	10,221
Occupancy % (a)	83.3	81.5	80.5	80.2	81.2	80.2	79.6
Medicare average length of stay (a)	30.4	31.1	31.8	31.5	29.8	29.7	30.2

Annualized employee turnover %	41.3	44.0	44.3	42.8	39.4	40.7	42.9

Rehabilitation division data:
Skilled nursing rehabilitation services:
Revenue mix %:
Company-operated	11	11	11	12	12	12	12
Non-affiliated	89	89	89	88	88	88	88
Sites of service (at end of period)	1,729	1,713	1,768	1,806	1,851	1,863	1,896
Revenue per site	$149,653	$145,736	$138,762	$134,707	$137,361	$136,333	$130,296
Therapist productivity %	81.1	80.4	79.8	79.5	80.0	79.8	79.6
Hospital rehabilitation services:
Revenue mix %:
Company-operated	32	33	33	30	31	30	30
Non-affiliated	68	67	67	70	69	70	70
Sites of service (at end of period):
Inpatient rehabilitation units	103	103	99	104	105	104	102
LTAC hospitals	123	123	122	121	121	118	117
Sub-acute units	8	8	7	10	10	9	10
Outpatient units	98	104	104	144	143	143	139

	332	338	332	379	379	374	368

Revenue per site	$224,466	$206,441	$205,711	$195,296	$195,157	$201,400	$203,284
Annualized employee turnover %	10.4	13.2	14.0	13.7	12.5	14.7	15.7

(a)	Excludes managed facilities.
(b)	Provider taxes are recorded in other operating expenses for all periods presented.

- MORE -

Kindred Healthcare Announces Third Quarter 2014 Results

November 5, 2014

KINDRED HEALTHCARE, INC.

Earnings (Loss) Per Common Share Reconciliation (a)

(Unaudited)

(In thousands, except per share amounts)

	Three months ended September 30,				Nine months ended September 30,
	2014		2013		2014		2013
	Basic	Diluted	Basic	Diluted	Basic	Diluted	Basic	Diluted
Earnings (loss):
Amounts attributable to Kindred stockholders:
Income (loss) from continuing operations:
As reported in Statement of Operations	$1,774	$1,774	$(16,603)	$(16,603)	$(6,662)	$(6,662)	$7,417	$7,417
Allocation to participating unvested restricted stockholders	(45)	(45)	—	—	—	—	(234)	(234)

Available to common stockholders	$1,729	$1,729	$(16,603)	$(16,603)	$(6,662)	$(6,662)	$7,183	$7,183

Discontinued operations, net of income taxes:
Loss from operations:
As reported in Statement of Operations	$(7,523)	$(7,523)	$(25,379)	$(25,379)	$(21,854)	$(21,854)	$(31,720)	$(31,720)
Allocation to participating unvested restricted stockholders	191	191	—	—	—	—	1,000	1,000

Available to common stockholders	$(7,332)	$(7,332)	$(25,379)	$(25,379)	$(21,854)	$(21,854)	$(30,720)	$(30,720)

Gain (loss) on divestiture of operations:
As reported in Statement of Operations	$1,387	$1,387	$(65,016)	$(65,016)	$(3,637)	$(3,637)	$(77,893)	$(77,893)
Allocation to participating unvested restricted stockholders	(35)	(35)	—	—	—	—	2,456	2,455

Available to common stockholders	$1,352	$1,352	$(65,016)	$(65,016)	$(3,637)	$(3,637)	$(75,437)	$(75,438)

Loss from discontinued operations:
As reported in Statement of Operations	$(6,136)	$(6,136)	$(90,395)	$(90,395)	$(25,491)	$(25,491)	$(109,613)	$(109,613)
Allocation to participating unvested restricted stockholders	156	156	—	—	—	—	3,456	3,455

Available to common stockholders	$(5,980)	$(5,980)	$(90,395)	$(90,395)	$(25,491)	$(25,491)	$(106,157)	$(106,158)

Net loss:
As reported in Statement of Operations	$(4,362)	$(4,362)	$(106,998)	$(106,998)	$(32,153)	$(32,153)	$(102,196)	$(102,196)
Allocation to participating unvested restricted stockholders	111	111	—	—	—	—	3,222	3,221

Available to common stockholders	$(4,251)	$(4,251)	$(106,998)	$(106,998)	$(32,153)	$(32,153)	$(98,974)	$(98,975)

Shares used in the computation:
Weighted average shares outstanding -basic computation	62,863	62,863	52,323	52,323	56,443	56,443	52,218	52,218

Dilutive effect of employee stock options		39		—		—		16

Adjusted weighted average shares outstanding -diluted computation		62,902		52,323		56,443		52,234

Earnings (loss) per common share:
Income (loss) from continuing operations	$0.03	$0.03	$(0.31)	$(0.31)	$(0.12)	$(0.12)	$0.14	$0.14
Discontinued operations:
Loss from operations	(0.12)	(0.12)	(0.49)	(0.49)	(0.39)	(0.39)	(0.59)	(0.59)
Gain (loss) on divestiture of operations	0.02	0.02	(1.24)	(1.24)	(0.06)	(0.06)	(1.44)	(1.44)

Loss from discontinued operations	(0.10)	(0.10)	(1.73)	(1.73)	(0.45)	(0.45)	(2.03)	(2.03)

Net loss	$(0.07)	$(0.07)	$(2.04)	$(2.04)	$(0.57)	$(0.57)	$(1.89)	$(1.89)

(a)	Earnings (loss) per common share are based upon the weighted average number of common shares outstanding during the respective periods. The diluted calculation of earnings per common share includes the dilutive effect of stock options. The Company follows the provisions of the authoritative guidance for determining whether instruments granted in share-based payment transactions are participating securities, which requires that certain unvested restricted stock be included as a participating security in the basic and diluted earnings per common share calculation pursuant to the two-class method.

- MORE -

Kindred Healthcare Announces Third Quarter 2014 Results

November 5, 2014

KINDRED HEALTHCARE, INC.

Reconciliation of Non-GAAP Measurements to GAAP Results

(Unaudited)

(In thousands, except per share amounts and statistics)

In addition to the results provided in accordance with GAAP, the Company has provided information in this release to compute certain non-GAAP measurements for the three months and nine months ended September 30, 2014 and 2013 before certain charges or on a core basis. The charges that were excluded from core operating results are denoted in the tables below.

The income tax benefit associated with the excluded charges was calculated using an effective income tax rate of 31.2% and 29.6% for the three months ended September 30, 2014 and 2013, respectively, and 36.5% and 33.9% for the nine months ended September 30, 2014 and 2013, respectively. The difference in the effective income tax rate for the three months and nine months ended September 30, 2014 compared to the same prior year periods is attributable to the composition of charges that are non-deductible for income tax purposes.

The use of these non-GAAP measurements are not intended to replace the presentation of the Company’s financial results in accordance with GAAP. The Company believes that the presentation of core operating results provides additional information to investors to facilitate the comparison between periods by excluding certain charges for the three months and nine months ended September 30, 2014 and 2013 that the Company believes are not representative of its ongoing operations due to the materiality and nature of the charges. The Company’s core operating results also represent a key performance measure for the purpose of evaluating performance internally.

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Detail of charges:
One-time bonus costs	$—	$—	$—	($19,842)
Severance, retirement and other restructuring costs	(1,686)	(1,894)	(6,636)	(1,894)
Customer bankruptcy	(1,857)	—	(1,857)	—
Facility closing costs	—	(6,043)	—	(6,043)
Litigation costs	—	(23,850)	(4,600)	(23,850)
Debt refinancing charges (other operating expenses)	—	(459)	—	(459)
Transaction costs	(4,114)	(613)	(9,293)	(1,665)
Lease cancellation charges (rent expense)	—	—	(247)	—
Debt refinancing charges (interest expense)	—	(96)	(56,643)	(1,461)

	(7,657)	(32,955)	(79,276)	(55,214)
Income tax benefit	2,391	9,767	28,936	18,728

Charges net of income taxes	(5,266)	(23,188)	(50,340)	(36,486)
Allocation to participating unvested restricted stockholders	133	—	—	1,150

Available to common stockholders	($5,133)	($23,188)	($50,340)	($35,336)

Weighted average diluted shares outstanding	62,902	52,323	56,443	52,234

Diluted loss per common share related to charges	($0.08)	($0.44)	($0.89)	($0.67)

Reconciliation of operating income (EBITDAR) before charges:
Operating income (EBITDAR) before charges	$158,270	$148,245	$518,156	$499,124
Detail of charges excluded from core operating results:
One-time bonus costs	—	—	—	(19,842)
Severance, retirement and other restructuring costs	(1,686)	(1,894)	(6,636)	(1,894)
Customer bankruptcy	(1,857)	—	(1,857)	—
Facility closing costs	—	(6,043)	—	(6,043)
Litigation costs	—	(23,850)	(4,600)	(23,850)
Debt refinancing charges (other operating expenses)	—	(459)	—	(459)
Transaction costs	(4,114)	(613)	(9,293)	(1,665)

	(7,657)	(32,859)	(22,386)	(53,753)

Reported operating income (EBITDAR)	$150,613	$115,386	$495,770	$445,371

Reconciliation of income from continuing operations before charges:
Amounts attributable to Kindred stockholders:
Income from continuing operations before charges	$7,040	$6,585	$43,678	$43,903
Charges net of income taxes	(5,266)	(23,188)	(50,340)	(36,486)

Reported income (loss) from continuing operations	$1,774	($16,603)	($6,662)	$7,417

Reconciliation of diluted income per common share from continuing operations before charges:
Diluted income per common share before charges (a)	$0.11	$0.12	$0.75	$0.81
Charges net of income taxes	(0.08)	(0.44)	(0.89)	(0.67)
Other	—	0.01	0.02	—

Reported diluted income (loss) per common share from continuing operations	$0.03	($0.31)	($0.12)	$0.14

Weighted average diluted shares used to compute income per common share from continuing operations before charges	62,902	52,333	56,506	52,234

Pro forma diluted income per common share before charges		$0.10		$0.77
Weighted average diluted shares used to compute pro forma income per common share from continuing operations before charges (b)		61,954		55,674

Reconciliation of effective income tax rate before charges:
Effective income tax rate before charges	32.4%	30.5%	36.2%	38.1%
Impact of charges on effective income tax rate	1.0%	-1.3%	-2.6%	12.9%

Reported effective income tax rate	33.4%	29.2%	33.6%	51.0%

(a)	For purposes of computing diluted earnings per common share before charges, income from continuing operations before charges was reduced by $0.2 million for both the three months ended September 30, 2014 and 2013, and $1.2 million and $1.4 million for the nine months ended September 30, 2014 and 2013, respectively, for the allocation of income to participating unvested restricted stockholders.
(b)	Includes the incremental 9.7 million shares, on a weighted average basis, issued in connection with the Company’s equity offering completed in June 2014.

- MORE -

Kindred Healthcare Announces Third Quarter 2014 Results

November 5, 2014

KINDRED HEALTHCARE, INC.

Reconciliation of Non-GAAP Measurements to GAAP Results (Continued)

(Unaudited)

(In thousands)

	Three months ended September 30, 2014
		Charges
		Severance
	Before	and other	Customer	Transaction		As
	charges	restructuring	bankruptcy	costs	Total	reported
Income from continuing operations:
Operating income (loss):
Hospital division	$122,361	$(617)	$—	$—	$(617)	$121,744
Nursing center division	36,662	(483)	—	—	(483)	36,179
Rehabilitation division:
Skilled nursing rehabilitation services	17,390	162	—	—	162	17,552
Hospital rehabilitation services	20,130	—	(1,857)	—	(1,857)	18,273

	37,520	162	(1,857)	—	(1,695)	35,825

Care management division	7,110	(321)	—	—	(321)	6,789
Corporate:
Overhead	(44,746)	(427)	—	—	(427)	(45,173)
Insurance subsidiary	(637)	—	—	—	—	(637)

	(45,383)	(427)	—	—	(427)	(45,810)
Transaction costs	—	—	—	(4,114)	(4,114)	(4,114)

Operating income (EBITDAR)	158,270	(1,686)	(1,857)	(4,114)	(7,657)	150,613
Rent	(80,192)	—	—	—	—	(80,192)

EBITDA	78,078	(1,686)	(1,857)	(4,114)	(7,657)	70,421
Depreciation and amortization	(39,023)	—	—	—	—	(39,023)
Interest, net	(22,173)	—	—	—	—	(22,173)

Income from continuing operations before income taxes	16,882	(1,686)	(1,857)	(4,114)	(7,657)	9,225
Provision for income taxes	5,470	(923)	(1,017)	(451)	(2,391)	3,079

	$11,412	$(763)	$(840)	$(3,663)	$(5,266)	$6,146

	Three months ended September 30, 2013
		Charges
		Severance
	Before	and	Facility		Debt	Transaction		As
	charges	retirement	closing	Litigation	refinancing	costs	Total	reported
Income (loss) from continuing operations:
Operating income (loss):
Hospital division	$118,710	$—	$(5,527)	$(700)	$—	$—	$(6,227)	$112,483
Nursing center division	31,569	—	(64)	—	—	—	(64)	31,505
Rehabilitation division:
Skilled nursing rehabilitation services	15,941	—	—	(23,150)	—	—	(23,150)	(7,209)
Hospital rehabilitation services	18,503	(288)	—	—	—	—	(288)	18,215

	34,444	(288)	—	(23,150)	—	—	(23,438)	11,006

Care management division	2,138	(601)	(452)	—	—	—	(1,053)	1,085
Corporate:
Overhead	(37,693)	(1,005)	—	—	(459)	—	(1,464)	(39,157)
Insurance subsidiary	(482)	—	—	—	—	—	—	(482)

	(38,175)	(1,005)	—	—	(459)	—	(1,464)	(39,639)
Impairment charges	(441)	—	—	—	—	—	—	(441)
Transaction costs	—	—	—	—	—	(613)	(613)	(613)

Operating income (EBITDAR)	148,245	(1,894)	(6,043)	(23,850)	(459)	(613)	(32,859)	115,386
Rent	(76,762)	—	—	—	—	—	—	(76,762)

EBITDA	71,483	(1,894)	(6,043)	(23,850)	(459)	(613)	(32,859)	38,624
Depreciation and amortization	(36,507)	—	—	—	—	—	—	(36,507)
Interest, net	(24,293)	—	—	—	(96)	—	(96)	(24,389)

Income (loss) from continuing operations before income taxes	10,683	(1,894)	(6,043)	(23,850)	(555)	(613)	(32,955)	(22,272)
Provision (benefit) for income taxes	3,257	(2,044)	(5,805)	(756)	(599)	(563)	(9,767)	(6,510)

	$7,426	$150	$(238)	$(23,094)	$44	$(50)	$(23,188)	$(15,762)

- MORE -

Kindred Healthcare Announces Third Quarter 2014 Results

November 5, 2014

KINDRED HEALTHCARE, INC.

Reconciliation of Non-GAAP Measurements to GAAP Results (Continued)

(Unaudited)

(In thousands)

	Nine months ended September 30, 2014
		Charges
		Severance
	Before	and other	Customer		Debt	Transaction		As
	charges	restructuring	bankruptcy	Litigation	refinancing	costs	Total	reported
Income from continuing operations:
Operating income (loss):
Hospital division	$405,234	$(617)	$—	$(4,600)	$—	$—	$(5,217)	$400,017
Nursing center division	115,218	(3,688)	—	—	—	—	(3,688)	111,530
Rehabilitation division:
Skilled nursing rehabilitation services	55,876	(14)	—	—	—	—	(14)	55,862
Hospital rehabilitation services	60,204	(170)	(1,857)	—	—	—	(2,027)	58,177

	116,080	(184)	(1,857)	—	—	—	(2,041)	114,039

Care management division	19,715	(1,164)	—	—	—	—	(1,164)	18,551
Corporate:
Overhead	(136,605)	(983)	—	—	—	—	(983)	(137,588)
Insurance subsidiary	(1,486)	—	—	—	—	—	—	(1,486)

	(138,091)	(983)	—	—	—	—	(983)	(139,074)
Transaction costs	—	—	—	—	—	(9,293)	(9,293)	(9,293)

Operating income (EBITDAR)	518,156	(6,636)	(1,857)	(4,600)	—	(9,293)	(22,386)	495,770
Rent	(241,202)	(247)	—	—	—	—	(247)	(241,449)

EBITDA	276,954	(6,883)	(1,857)	(4,600)	—	(9,293)	(22,633)	254,321
Depreciation and amortization	(117,802)	—	—	—	—	—	—	(117,802)
Interest, net	(69,227)	—	—	—	(56,643)	—	(56,643)	(125,870)

Income from continuing operations before income taxes	89,925	(6,883)	(1,857)	(4,600)	(56,643)	(9,293)	(79,276)	10,649
Provision for income taxes	32,518	(2,700)	(729)	(1,805)	(22,222)	(1,480)	(28,936)	3,582

	$57,407	$(4,183)	$(1,128)	$(2,795)	$(34,421)	$(7,813)	$(50,340)	$7,067

	Nine months ended September 30, 2013
		Charges
			Severance
	Before	One-time	and	Facility		Debt	Transaction		As
	charges	bonus	retirement	closing	Litigation	refinancing	costs	Total	reported

Income from continuing operations:
Operating income (loss):
Hospital division	$403,332	$(7,763)	$—	$(5,527)	$(700)	$—	$—	$(13,990)	$389,342
Nursing center division	101,356	(4,624)	—	(64)	—	—	—	(4,688)	96,668
Rehabilitation division:
Skilled nursing rehabilitation services	55,855	(5,052)	—	—	(23,150)	—	—	(28,202)	27,653
Hospital rehabilitation services	57,463	(1,255)	(288)	—	—	—	—	(1,543)	55,920

	113,318	(6,307)	(288)	—	(23,150)	—	—	(29,745)	83,573

Care management division	9,718	(833)	(601)	(452)	—	—	—	(1,886)	7,832
Corporate:
Overhead	(126,159)	(315)	(1,005)	—	—	(459)	—	(1,779)	(127,938)
Insurance subsidiary	(1,375)	—	—	—	—	—	—	—	(1,375)

	(127,534)	(315)	(1,005)	—	—	(459)	—	(1,779)	(129,313)
Impairment charges	(1,066)	—	—	—	—	—	—	—	(1,066)
Transaction costs	—	—	—	—	—	—	(1,665)	(1,665)	(1,665)

Operating income (EBITDAR)	499,124	(19,842)	(1,894)	(6,043)	(23,850)	(459)	(1,665)	(53,753)	445,371
Rent	(230,605)	—	—	—	—	—		—	(230,605)

EBITDA	268,519	(19,842)	(1,894)	(6,043)	(23,850)	(459)	(1,665)	(53,753)	214,766
Depreciation and amortization	(116,659)	—	—	—	—	—	—	—	(116,659)
Interest, net	(78,602)	—	—	—	—	(1,461)	—	(1,461)	(80,063)

Income from continuing operations before income taxes	73,258	(19,842)	(1,894)	(6,043)	(23,850)	(1,920)	(1,665)	(55,214)	18,044
Provision for income taxes	27,931	(11,869)	(1,133)	(3,218)	(419)	(1,148)	(941)	(18,728)	9,203

	$45,327	$(7,973)	$(761)	$(2,825)	$(23,431)	$(772)	$(724)	$(36,486)	$8,841

- MORE -

Kindred Healthcare Announces Third Quarter 2014 Results

November 5, 2014

KINDRED HEALTHCARE, INC.

Reconciliation of Non-GAAP Measurements to GAAP Results (Continued)

(Unaudited)

(In thousands)

The Company recognizes that free cash flows excluding certain items is a non-GAAP measurement and is not intended to replace the presentation of the Company’s cash flows in accordance with GAAP. The Company believes that this non-GAAP measurement provides important information to investors related to the amount of discretionary cash flows that are available for other investing and financing activities. In addition, management uses free cash flows excluding certain items in making decisions related to acquisitions, development capital expenditures, dividends, long-term debt repayments and other uses.

The income tax benefit associated with the excluded payments was calculated using an effective income tax rate of 21.7% and 24.8% for the three months ended September 30, 2014 and 2013, respectively, and 30.3% and 34.1% for the nine months ended September 30, 2014 and 2013, respectively. The difference in the effective income tax rate for the three months and nine months ended September 30, 2014 compared to the same prior periods is attributable to the composition of excludable payments that are non-deductible for income tax purposes.

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Reconciliation of net cash flows provided by operating activities to free cash flows:
Net cash flows provided by operating activities	$90,039	$110,750	$24,322	$189,217
Adjustments to remove certain payments (including payments made for discontinued operations) included in net cash flows provided by operating activities:
Litigation	—	—	25,850	—
One-time employee bonus	—	—	—	26,345
Capitalized lender fees related to debt refinancing	—	4,589	19,125	6,189
Other debt refinancing costs (expensed)	—	—	40,373	—
Severance, retirement and retention	1,271	1,181	6,649	4,789
Transaction costs	4,565	6,362	8,741	8,550

	5,836	12,132	100,738	45,873
Benefit of reduced income tax payments resulting from certain payments	(1,269)	(3,013)	(30,477)	(15,649)

	4,567	9,119	70,261	30,224

Net cash flows provided by operating activities excluding certain items	94,606	119,869	94,583	219,441
Less:
Routine capital expenditures	(21,263)	(23,152)	(67,425)	(62,952)
Development capital expenditures	(1,570)	(3,235)	(2,693)	(10,709)

	(22,833)	(26,387)	(70,118)	(73,661)

Free cash flows excluding certain items	$71,773	$93,482	$24,465	$145,780

- MORE -

Kindred Healthcare Announces Third Quarter 2014 Results

November 5, 2014

KINDRED HEALTHCARE, INC.

Reconciliation of Earnings Guidance for 2014—Continuing Operations (a)

(Unaudited)

(In millions, except per share amounts)

	As of November 5, 2014		As of August 6, 2014
	Low	High	Low	High
Revenues	$5,100	$5,100	$5,100	$5,100

Operating income (EBITDAR)	$692	$702	$707	$724
Rent	322	322	330	330

EBITDA	370	380	377	394
Depreciation and amortization	157	157	161	161
Interest, net	92	92	98	98

Income from continuing operations before income taxes	121	131	118	135
Provision for income taxes	44	48	45	52

Income from continuing operations	77	83	73	83
Earnings attributable to noncontrolling interests	(18)	(18)	(15)	(15)

Income from continuing operations attributable to the Company	59	65	58	68
Allocation to participating unvested restricted stockholders	(2)	(2)	(2)	(2)

Available to common stockholders	$57	$63	$56	$66

Earnings per diluted share	$0.98	$1.08	$0.96	$1.14
Shares used in computing earnings per diluted share	58.3	58.3	58.3	58.3

	As of November 5, 2014
	Low	High
Various non-cash expenses included in earnings guidance above:
Amortization of stock-based compensation	$13	$13
Amortization of deferred financing fees	8	8
Straight-line rent expense	9	9

(a)	The earnings guidance excludes the effect of reimbursement changes, debt refinancing costs, severance, retirement, retention and restructuring costs, customer bankruptcy costs, litigation costs, transaction costs, any further acquisitions or divestitures, any impairment charges, any further issuances of common stock, debt or mandatory convertible equity securities in conjunction with the Gentiva transaction and any repurchases of common stock.

- END -